Exhibit 99.2

New York Publishing Group, Inc.
Financial Statements
For the years ended December 31, 2011 and 2012
and the six month periods ended June 30, 2012 and 2013

New York Publishing Group, Inc.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholder of
New York Publishing Group, Inc.

We have audited the accompanying balance sheets of New York Publishing Group, Inc. (the “Company”) as of December 31, 2011 and 2012 and the related statements of operations, changes in stockholder’s (deficiency) equity and cash flows for the years then ended.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of New York Publishing Group, Inc. as of December 31, 2011 and 2012, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Marcum LLP

Marcum LLP
Melville, NY

September 16, 2013

New York Publishing Group, Inc.
Balance Sheets
($ in thousands, except for share amounts)

	December 31, 2011	December 31, 2012	June 30, 2013
			(Unaudited)
ASSETS
CURRENT ASSETS
Cash	$13	$99	$6
Accounts receivable, net	48	106	44
Other receivables	2	0	0
TOTAL CURRENT ASSETS	63	205	50

Property and equipment, net	0	302	2

Security deposit	0	3	3

TOTAL ASSETS	$63	$510	$55

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$2	$106	$-
Advances from stockholder, current	0	0	100
Due to related parties	0	24	0
TOTAL CURRENT LIABILITIES	2	130	100

Advances from stockholder, non-current	119	294	200

TOTAL LIABILITIES	121	424	300

COMMITMENTS AND CONTINGENCIES
STOCKHOLDER'S (DEFICIENCY) EQUITY
Common Stock (no par value, 1,500 shares authorized, issued and outstanding)	25	25	25
Additional paid-in capital	0	0	53
(Accumulated Deficit) Retained Earnings	(83)	61	(323)
TOTAL STOCKHOLDER'S (DEFICIENCY) EQUITY	(58)	86	(245)

TOTAL LIABILITIES AND STOCKHOLDER'S (DEFICIENCY) EQUITY	$63	$510	$55

See accompanying notes to financial statements

New York Publishing Group, Inc.
Statements of Operations
($ in thousands)

	Year Ended	Year Ended	Six-months ended	Six-months ended
	December 31, 2011	December 31, 2012	June 30, 2012	June 30, 2013
			(Unaudited)	(Unaudited)
Revenue	$249	$553	$169	$215

Operating Expenses
Compensation	178	185	95	44
Impairment of property and equipment	0	0	0	300
Other operating expenses	112	224	82	255
Total Operating Expense	290	409	177	599

Net (Loss) Income	$(41)	$144	$(8)	$(384)

See accompanying notes to financial statements

New York Publishing Group, Inc.
Statement of Changes in Stockholders (Deficiency) Equity
For the Years Ended December 31, 2012 and 2011
($ in thousands, except for share amounts)

	Common Stock Shares	Common Stock	(Accumulated Deficit) Retained Earnings	Total Stockholders (Deficiency) Equity
Balance - January 1, 2011	1,500	$25	$(42)	$(17)

Net loss	0	0	(41)	(41)

Balance - December 31, 2011	1,500	25	(83)	(58)

Net income	0	0	144	144

Balance - December 31, 2012	1,500	$25	$61	$86

See accompanying notes to financial statements

New York Publishing Group, Inc.
Statements of Cash Flows
($ in thousands)

	Year Ended	Year Ended	Six-months ended	Six-months ended
	December 31, 2011	December 31, 2012	June 30, 2012	June 30, 2013
			(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(41)	$144	$(8)	$(384)
Adjustments to reconcile net (loss) income to net cash (used in)/provided by operating activities
Depreciation and amortization	0	3	0	0
Provision for bad debt	11	0	0	0
Impairment Charge	0	0	0	300
Changes in Assets and Liabilities
Accounts receivable, net	(17)	(58)	7	62
Security deposit	0	(3)	(3)	0
Other receivables	3	2	2	0
Accounts payable and accrued liabilities	0	4	(2)	(6)
Due to related parties	0	24	24	(24)
Net cash (used in)/provided by operating activities	(44)	116	20	(52)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	0	(5)	(5)	0
Purchase of capitalized software	0	(200)	0	(100)
Net cash used in investing activities	0	(205)	(5)	(100)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from stockholders loan	46	175	41	59
Net cash provided by financing activities	46	175	41	59

Net increase/(decrease) in cash	2	86	56	(93)

Cash at beginning of period	11	13	13	99

Cash at end of period	$13	$99	$69	$6

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Purchase of capitalized software with accounts payable	$-	$100	$-	$-
Conversion of advances from stockholders to equity	$-	$-	$-	$53

See accompanying notes to financial statements

New York Publishing Group, Inc.
Notes to the Financial Statements
For the years ended December 31, 2011 and 2012
and the six month periods ended June 30, 2012 and 2013
($ in thousands, except for share amounts)

Information related to the six month periods ended June 30, 2012 and 2013 is unaudited

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

New York Publishing Group, Inc. (“NYPG” or “the Company”) was incorporated in Delaware on May 3, 2007.

NYPG’s Adotas division provides news and information on media buying, planning, selling, technology and activities of the digital media business to the interactive advertising community. The Company earns revenue from advertisements included on its websites and emails.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statement has been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Use of Estimates

Accounting principles generally accepted in the United States of America require management of the Company to make estimates and assumptions in the preparation of these financial statements that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from these estimates and assumptions.

Cash and Cash Equivalents

The Company considers all short-term, highly liquid investments with an original maturity at the date of purchase of three months or less to be cash equivalents.

Accounts Receivable

Accounts receivable are stated at gross invoice amount less an allowance for doubtful accounts and sales credits.

The Company estimates its allowance for doubtful accounts by evaluating specific accounts where information indicates the Company’s customers may have an inability to meet financial obligations, such as customer payment history, credit worthiness, and receivable amounts outstanding for an extended period beyond contractual terms.  The Company uses assumptions and judgment, based on the best available facts and circumstances, to record an allowance to reduce the receivable to the amount expected to be collected.  These allowances are re-evaluated and adjusted as additional information is received.

The allowance for doubtful accounts as of December 31, 2011 and 2012 and June 30, 2013 was $5, $4, and $4, respectively.

Property and Equipment

Property and equipment are stated at historical cost less accumulated depreciation and amortization.  Depreciation and amortization expense are computed using the straight-line method over the estimated useful lives of the assets, generally, three years for computer equipment and purchased software and three to five years for furniture and equipment.

The Company periodically evaluates whether events and circumstances have occurred that may warrant revision of the estimated useful life of fixed assets or whether the remaining balance of fixed assets should be evaluated for possible impairment. Long-lived assets and certain identifiable intangible assets with definite lives are reviewed for impairment in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 360 “Property, Plant, and Equipment” whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to future net cash flows (undiscounted and without interest) expected to be generated by the asset.  If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

The Company follows the guidance of ASC Topic 350-40, “Internal-Use Software” in regards to the capitalization of software development costs.  The Company capitalized $0 and $300 of software development costs for the year ended December 31, 2011 and 2012, respectively and $0 for the six months ended June 30, 2013.

During the six months ended June 30, 2013 the Company recognized an impairment loss of $300, relating to non-recoverable capitalized software development costs.  No impairment losses were recognized for the year ended December 31, 2011 and 2012 and the six month period ended June 30, 2012. At June 30, 2013, the impairment charge was based on the fact that the Company will not be able to recover the value of its capitalized costs based on expected future cash flows related to its software.  The impairment charge which reduced the capitalized costs related to a specific software project to $0 was based on non-recurring Level 3 fair value measurements and which is based on unobservable inputs (which reflect the Company’s internal markets assumptions) that are supported by little or no market activity and that are significant to the fair value of the asset.

Revenue Recognition

The Company recognizes revenue in accordance with ASC Topic 605, “Revenue Recognition.” Accordingly, the Company recognizes revenue when the following criteria have been met: persuasive evidence of an arrangement exists, no significant Company obligations remain, collection of the related receivable is reasonably assured and the amounts are fixed and determinable.

Other Operating Expenses

Other operating expenses include sales and marketing expenses, technology expenses, bad debt expenses, insurance, administrative expenses and other general overhead costs.  Sales and marketing expenses consist primarily of travel and marketing material costs and are charged to operations during the year in which they are incurred.   Technology expenses include costs associated with the maintenance of the Company’s technology platforms, as well as costs for contracted services and supplies.

Concentration of Credit Risk and Significant Customers

The Company’s largest customer accounted for approximately 10% and 63% of the Company’s revenues for the years ended December 31, 2011 and 2012, respectively, and approximately 15% and 46% of accounts receivable as of December 31, 2011 and 2012, respectively, and 30% and 47% of the Company’s revenue for the six months ended June 30, 2012 and June 30, 2013, respectively, and approximately 0% and 0% of accounts receivable as of June 30, 2012 and June 30, 2013, respectively.  In addition, as of December 31, 2011 and 2012, one additional customer accounted for 19% and 30% of gross accounts receivable.  As of June 30, 2013, two additional customers accounted for 54% of gross accounts receivables.

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash and accounts receivable.  Cash is deposited with a limited number of financial institutions.  The balances held at any one financial institution are generally in excess of Federal Deposit Insurance Corporation (“FDIC”) insurance limits.  Accounts are insured by the FDIC up to $250,000. In August 2011, the FDIC announced a temporary unlimited coverage for noninterest-bearing transaction accounts from December 31, 2010 through December 31, 2012.  As of December 31, 2011, and 2012 and June 30, 2013, the Company’s uninsured cash balances totaled $0.

Credit is extended to customers based on an evaluation of their financial condition and other factors.  The Company generally does not require collateral or other security to support accounts receivable.  The Company performs ongoing credit evaluations of its customers and maintains an allowance for doubtful accounts and sales credits.

Fair Value of Financial Instruments

ASC Topic 825 “Financial Instruments” requires that fair value be disclosed for the Company’s financial instruments.  The Company’s financial instruments, including cash, accounts receivable, due to related parties, other receivables, accounts payable and accrued liabilities are carried at historical cost basis.  At December 31, 2011 and 2012 and June 30, 2013, the carrying amounts of these instruments approximated their fair values because of the short-term nature of these instruments.

Advertising

The Company expenses advertising costs as incurred. There were no advertising expenses for the years ended December 31, 2011 and 2012 and the six months ended June 30, 2012 and 2013.

Income Taxes

The Company, with the consent of its stockholders, files its Federal New York and New Jersey State income tax returns as an S Corporation.  The stockholders of an S Corporation include their respective shares of the corporation's income or loss in their individual tax returns.  Accordingly, the Company pays no Federal income taxes on income earned and receives no tax benefits for losses sustained.  It is however, subject to certain minimum New York and New Jersey State franchise tax.

The FASB guidance on accounting for uncertainty in income taxes is codified in ASC 740.  Management evaluated the Company's tax positions and concluded that the Company had taken no uncertain tax positions that require adjustment to the consolidated financial statements to comply with the provisions of this guidance at December 31, 2012 and 2011 and June 30, 2013.  The Company's policy for recording interest and penalties associated with audits is to record such items as a component of income tax expense.  There were no amounts accrued for penalties and interest for the years ended December 31, 2012 and 2011. With few exceptions, the Company is no longer subject to income tax examinations by U.S. Federal, State or Local tax authorities for years before 2009.

Subsequent Events

The Company has evaluated events that occurred through September 16, 2013, which is the date these financial statements were issued. Management has concluded that no additional subsequent events required disclosure in these financial statements other than those identified in Note 7.

NOTE 3 – PROPERTY AND EQUIPMENT, NET

Property and equipment, net, consists of the following (in thousands):

	As of December 31, 2011	As of December 31, 2012	As of June 30, 2013

Computer	$1	$1	$1
Furniture & Fixtures	0	5	5
Capitalized Software	0	300	0
Less: Accumulated Depreciation	(1)	(4)	(4)
	$0	$302	$2

Depreciation expense for the years ended December 31, 2011 and 2012 was $0 and $3, respectively and for the six months ended June 30, 2012 and 2013 was $0 and $0, respectively.

NOTE 4 – RELATED PARTY TRANSACTIONS

The accompanying balance sheets as of December 31, 2011 and 2012 and June 30, 2013 include a payable of $0 and $24, respectively, and $0 relating to New York Publishing Properties, Inc. (“NYPP”).  NYPP is owned by the former 100% owner of the Company and his family.

On June 30, 2013, the Company converted $53 in advances from its stockholder to equity and established two promissory notes totaling $300.  One note at $100 has a maturity date of January 1, 2014 with an annual interest rate of 1%.  The other note at $200 has a maturity date of January 1, 2023 with an annual interest rate of 1%.  Future principal payments consist of $100 in 2014 and $200 in 2023.

NOTE 5 – COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company was obligated under a non-cancelable operating leases for its office facilities that expired April 2013.  The terms of the leases do not impose significant restrictions or unusual obligations.  Rent expense for operating leases, which includes maintenance and property taxes, was $18 and $34 for the years ended December 31, 2011 and 2012, respectively and $13 and $11 for the six months ended June 30, 2012 and 2013, respectively.  In April 2013, the Company renewed the lease on a month to month basis that requires a 30 day termination notice.  As of December 31, 2012, future rent commitments were $6 for 2013.

Legal Matters

From time to time, the Company is subject to various claims and contingencies in the ordinary course of business.. When the Company is aware of a claim or potential claim, it assesses the likelihood of any loss or exposure. If it is probable that a loss will result and the amount of the loss can be reasonably estimated, the Company will record a liability for the loss. In addition to the estimated loss, the recorded liability includes probable and estimable legal costs associated with the claim or potential claim. Currently management is not aware of any such matters.

Indemnifications

In the normal course of business to facilitate transactions of its services and products, the Company may agree to indemnify another party or employees with respect to certain business matters.  This may include an agreement to hold certain parties harmless against losses arising from a breach of representations or other claims made against certain parties.  These agreements may also limit the time within which an indemnification claim can be made and the amount of the claim.

It is not possible to determine the maximum potential amount under these indemnification agreements due to the limited history of prior indemnification claims and the unique facts and circumstances involved in each particular agreement.  However, historically, payments made by the Company under these agreements have not been material to the operating results, financial position, or cash flows.

NOTE 6 – STOCKHOLDERS (DEFICIENCY) EQUITY

The Company has one class of common stock.  There was 1,500 shares issued and outstanding as of December 31, 2011 and 2012 and June 30, 2013.

NOTE 7 – SUBSEQUENT EVENTS

On June 12, 2013, the Company and Kitara Media Corp. (f/k/a Ascend Acquisition Corp.) (“Ascend”), a Delaware corporation, entered into the Merger Agreement and Plan of Organization, as amended on July 1, 2013 (“ Merger Agreement”), by and among the Company, Ascend, Ascend Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of Ascend (“ Merger Sub LLC ”), Ascend Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Ascend (“Merger Sub Inc. ”), Kitara Media, LLC, a Delaware limited liability company (“Kitara Media ”), and those certain securityholders of Kitara Media and the Company executing the “Signing Holder Signature Page” thereto, which securityholders held all of the outstanding membership interests of Kitara Media (the “ Kitara Signing Holder ”) and all of the outstanding shares of common stock of the Company (the “ NYPG Signing Holder ” and together with the Kitara Signing Holder, the “ Signing Holders ”).

On July 1, 2013, the parties consummated the transactions contemplated by the Merger Agreement, pursuant to which, (i) Merger Sub LLC merged into Kitara Media, with Kitara Media surviving the merger and becoming a wholly-owned subsidiary of Ascend (“ Kitara Media Merger ”) and (ii) Merger Sub Inc. merged into NYPG, with NYPG surviving the merger and becoming a wholly-owned subsidiary of Ascend (“NYPG Merger”, together with the Kitara Media Merger, the “ Mergers ”).

Pursuant to the Merger Agreement, the NYPG Signing Holders received 10,000,000 shares of Ascend’s common stock and two promissory notes (collectively, the “ Closing Notes ”), one in the amount of $100 being due and payable on January 1, 2014 and one in the amount of $200 being due and payable on January 1, 2023. Each of the Closing Notes will accrue interest at a rate of 1% per annum, which will be due at the time the Closing Notes become due and payable, in exchange for the NYPG Signing Holders transferring all their common stock of the Company to Ascend.